Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Executive Officer of GigOptix, Inc. (the “Company”), does hereby certify that to the undersigned’s knowledge:

1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. Avi S. Katz
Dr. Avi S. Katz
Chief Executive Officer and Principal Executive Officer

Dated: March 17, 2015